Exhibit 99.1

Ribbon Communications Inc. Reports
Fourth Quarter and Full Year 2020 Financial Results

Second Consecutive Quarter of Positive Net Income and Record Adjusted EBITDA

Revenue Grew 6% Sequentially

February 17, 2021

Conference Call Details

Conference call to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2020 on February 17, 2021, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date:  February 17, 2021
Time:  4:30 p.m. (ET)
Dial-in number (Domestic): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until March 3, 2021 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13715444.

Investor Relations

Tom Berry

+1 (978) 614-8050

tom.berry@rbbn.com

North American Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

APAC, CALA & EMEA Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Analyst Relations

Michael Cooper

+1 (708) 212-6922

mcooper@rbbn.com

WESTFORD, Mass. – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications software and IP optical transport solutions to service providers, enterprises, and critical infrastructure sectors, today announced its financial results for the fourth quarter and full year 2020.

Revenue for the fourth quarter of 2020 was $244 million, compared to $161 million for the fourth quarter of 2019, an increase of 52%.  Revenue for 2020 was $844 million, compared to $563 million in 2019, an increase of 50%.  Approximately $89 million of the year-over-year revenue increase in the fourth quarter and $261 million of the increase in 2020 was attributable to the Company’s acquisition of ECI Telecom Group, Ltd. (ECI), which closed on March 3, 2020.

“We are very pleased with our fourth quarter results, in particular our second consecutive quarter of record adjusted EBITDA as we benefitted from strong sales and gross margins, along with efficiencies in operating expense,” noted Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.  “We are excited to carry this momentum forward in 2021 as we continue to focus on growing our IP Optical sales and improving overall profitability.”

Financial Highlights1, 2, 3

The following table summarizes the consolidated financial highlights for the three months and years ended December 31, 2020 and 2019 (in millions, except per share amounts).

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP Revenue	$244	$161	$844	$563
GAAP Net income (loss)	$124	$(150)	$89	$(130)
Non-GAAP Net income	$27	$30	$62	$51
GAAP diluted earnings (loss) per share	$0.81	$(1.36)	$0.61	$(1.19)
Non-GAAP diluted earnings per share	$0.18	$0.27	$0.43	$0.47
Weighted average shares (basic and diluted) outstanding	153	110	145	110
Non-GAAP Adjusted EBITDA	$49	$43	$131	$86

Cash was $136 million at December 31, 2020, compared with $111 million at September 30, 2020 and $45 million at December 31, 2019.

1 Results for the three months ended December 31, 2020 represent three months of Ribbon and ECI.  Results for the year ended December 31, 2020 represent twelve months of Ribbon and the period March 3, 2020 to December 31, 2020 for ECI.  Results for the year ended December 31, 2019 represent twelve months of Ribbon.

2 GAAP Net Income (loss) and GAAP diluted earnings per share (loss) for both the three months and year ended December 31, 2020 include Other Income, net, of approximately $114 million of income associated with the fair value and subsequent remeasurement of the convertible debt and warrants received from the sale of Kandy to American Virtual Cloud Technologies Inc. (AVCT).  The income was calculated using valuation methods in accordance with accounting guidance.  Fluctuations in AVCT’s stock price will impact the future amounts that are recorded in Other Income, net, and could materially impact our quarterly results.

3 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

“This was an exceptional year from a cash perspective,” said Mick Lopez, Chief Financial Officer of Ribbon Communications. “Our performance once again demonstrated strong focus and execution as we ended the year on a high note with strong growth and profitability.”

Customer and Company Highlights

•	In addition to the Company’s first IP Optical win in North America with a Top 4 cable MSO, Ribbon earned new IP Optical business with 5 regional telco carriers
•	Closed significant new orders with North American Tier-1 service providers as they continue to utilize Ribbon solutions to grow and evolve their networks
•	Revenue from customers outside the United States increased to 60% of total sales in 4Q20; international highlights include:

o	New network transformation project with a Tier-1 carrier in CALA using new virtualized C20 Call Session Controller
o	Secured the first large-scale OTN deployment for metro access for a defense customer in Europe
o	Implementing metro optical networks globally with Telecom Italia and collaborating with them to win new regional public, private, and enterprise IP optical opportunities in Europe
o	Signed over $10 million in Cloud and Edge deals in Japan with Tier-1 service providers
o	4Q20 India sales consistent with those in 3Q20 with improvements in several accounts

Business Outlook1

The Company’s outlook is based on current indications for its business, which are subject to change. For the first quarter of 2021, the Company projects revenue of $190 million to $200 million, non-GAAP gross margin of 55% to 56%, non-GAAP earnings per share of $0.01 to $0.03, and Adjusted EBITDA of $14 million to $18 million. For the full year 2021, the Company projects revenue of $925 million to $945 million, non-GAAP gross margin of 55% to 56%, non-GAAP earnings per share of $0.49 to $0.54, and Adjusted EBITDA of $145 million to $155 million. The current outlook assumes no worsening of conditions related to the COVID-19 pandemic.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Virtual Investor Conference Schedule

•	May 24-26, 2021 – JP Morgan Global Technology, Media and Communications Conference (presentation and one-on-one institutional investor meetings).

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding, projected financial results for the first quarter 2021 and beyond, sales trends, and plans and objectives of management for future operations are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, risks related to the COVID-19 pandemic; risks that the business of ECI will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the merger with ECI or the sale of the Kandy business; disruptions from the integration efforts or sale of the Kandy business that could harm our business; our ability to recruit and retain key personnel; reductions in customer spending; geopolitical tensions, including those in India, that could disrupt shipments to customers; a slowdown in customer payments and changes in customer requirements, including the timing of customer purchasing decisions and our recognition of revenues; conditions in the credit markets, credit risks and risks related to the terms of our credit agreement; our international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; unpredictable fluctuations in quarterly revenue and business from our existing customers; increases in tariffs, trade restrictions or taxes on our products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results from operations. Additional information regarding these and other factors can be found in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2019 and our Form 10-Q for the quarter ended September 30, 2020. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

Ribbon Communications’ management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods. Our annual financial plan is prepared on a non-GAAP basis and is approved by our board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis and actual results on a non-GAAP basis are assessed against the annual financial plan. By continuing operations, we mean the ongoing results of the business adjusted for certain expenses and credits, as described below. We believe that providing non-GAAP information to investors will allow investors to view the financial results in the way our management views them and helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

While our management uses non-GAAP financial measures as tools to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to our financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Acquisition-Related Inventory Adjustment

Acquisition-related inventory adjustment amounts are inconsistent in frequency and amount and are significantly impacted by the then-current market prices of such inventory items. We believe that excluding non-cash inventory adjustments arising from acquisitions facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the inventory had been acquired by us through our normal channels rather than acquired.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. We believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance.

Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. We believe that excluding non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

Impairment of Goodwill

We performed our annual testing for impairment of goodwill in the fourth quarter of 2019, determined as a result of the testing that our goodwill was impaired, and recorded an impairment charge. We believe that such expenses are not part of our core business or ongoing operations. Accordingly, we believe that excluding the goodwill impairment charge facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Litigation Costs

We have been involved in litigation with one of our competitors and with a former GENBAND business partner and have reached settlements in both cases. We exclude the costs of such litigation because we believe such costs are not part of our core business or ongoing operations.

Acquisition-, Disposal- and Integration-Related Expense

We consider certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company, and such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. We exclude such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce. We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Gain on Sale of Business

On December 1, 2020, we completed the sale of Kandy to AVCT. As consideration, we received units of AVCT securities, comprised of AVCT’s Series A-1 convertible debentures (“Debentures”) and warrants to purchase shares of AVCT’s common stock (“Warrants”), with an aggregate fair value approximating $84 million on the date of sale. We exclude this gain because we believe that such gain is not part of our core business or ongoing operations.

Increase in Fair Value of Investments

We calculate the fair value of the Debentures and Warrants at each quarter-end and record any adjustments to their fair values in Other income, net. We recorded the increase in the aggregate fair value of the Debentures and Warrants as of December 31, 2020 for the period since the sale of Kandy. We exclude this and any subsequent gains and losses from the change in fair value of the Debentures and Warrants because we believe that such gains or losses are not part of our core business or ongoing operations.

Reduction to Deferred Purchase Consideration

We reached an agreement related to the outstanding cash deferred purchase consideration for our acquisition of Edgewater Networks, Inc. in the first quarter of 2019 and recorded the gain on the reduction in Other income, net. We believe that such reductions to the cash deferred purchase consideration are not part of our core business or ongoing operations, as they relate to specific acquisitive transactions and that excluding such reductions facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Gain on Litigation Settlement

We were involved in litigation with one of our competitors with whom we reached a settlement in the second quarter of 2019, which we recorded in Other income, net. We believe that such gains are not part of our core business or ongoing operations and that excluding such gains facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Tax Effect of Non-GAAP Adjustments

Non-GAAP income tax expense is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. Non-GAAP income tax expense assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. On a go-forward basis, we intend to report our non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to our consolidated quarterly results. We expect that this methodology will provide a more consistent rate throughout the year and allow investors to better understand the impact of income taxes on our results. We have re-cast the 2020 and 2019 historical results using this methodology; this did not change our full year non-GAAP income tax expense. Due to the methodology applied to our estimated annual tax rate, our estimated tax rate on non-GAAP income will differ from our GAAP tax rate and from our actual tax liabilities.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We calculate Adjusted EBITDA by excluding from Income (loss) from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; acquisition-related inventory adjustments; certain litigation costs; impairment of goodwill; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, we exclude the expenses that we consider to be non-cash and/or not part of our ongoing operations. We may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes. We disclose this metric to support and facilitate our dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Revenue:
Product	$142,225	$128,926	$81,339
Service	101,977	102,192	79,770
Total revenue	244,202	231,118	161,109

Cost of revenue:
Product	59,669	58,545	23,977
Service	40,171	37,619	27,873
Total cost of revenue	99,840	96,164	51,850

Gross profit	144,362	134,954	109,259

Gross margin:
Product	58.0%	54.6%	70.5%
Service	60.6%	63.2%	65.1%
Total gross margin	59.1%	58.4%	67.8%

Operating expenses:
Research and development	51,321	49,113	35,604
Sales and marketing	37,551	36,898	26,701
General and administrative	14,966	16,021	13,037
Amortization of acquired intangible assets	15,558	16,349	12,396
Impairment of goodwill	-	-	164,300
Acquisition-, disposal- and integration-related expense	2,557	1,366	6,092
Restructuring and related expense	5,509	3,290	(49)
Total operating expenses	127,462	123,037	258,081

Income (loss) from operations	16,900	11,917	(148,822)
Interest expense, net	(5,393)	(6,854)	(525)
Other income, net	115,534	407	316

Income (loss) before income taxes	127,041	5,470	(149,031)
Income tax (provision) benefit	(3,281)	782	(1,332)

Net income (loss)	$123,760	$6,252	$(150,363)

Earnings (loss) per share:
Basic	$0.85	$0.04	$(1.36)
Diluted	$0.81	$0.04	$(1.36)

Weighted average shares used to compute earnings (loss) per share:
Basic	145,311	144,948	110,269
Diluted	153,441	151,680	110,269

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2020	2019
Revenue:
Product	$467,912	$262,030
Service	375,883	301,081
Total revenue	843,795	563,111

Cost of revenue:
Product	204,772	95,774
Service	145,916	112,680
Total cost of revenue	350,688	208,454

Gross profit	493,107	354,657

Gross margin:
Product	56.2%	63.4%
Service	61.2%	62.6%
Total gross margin	58.4%	63.0%

Operating expenses:
Research and development	194,525	141,060
Sales and marketing	139,318	106,310
General and administrative	63,286	53,870
Amortization of acquired intangible assets	60,910	49,225
Impairment of goodwill	-	164,300
Acquisition-, disposal- and integration-related expense	17,164	12,953
Restructuring and related expense	16,235	16,399
Total operating expenses	491,438	544,117

Income (loss) from operations	1,669	(189,460)
Interest expense, net	(21,042)	(3,877)
Other income, net	112,690	70,444

Income (loss) before income taxes	93,317	(122,893)
Income tax provision	(4,726)	(7,182)

Net income (loss)	$88,591	$(130,075)

Earnings (loss) per share:
Basic	$0.64	$(1.19)
Diluted	$0.61	$(1.19)

Weighted average shares used to compute earnings (loss) per share:
Basic	138,967	109,734
Diluted	144,650	109,734

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$128,428	$44,643
Restricted cash	7,269	-
Accounts receivable, net	237,738	192,706
Inventory	45,750	14,800
Other current assets	28,461	27,146
Total current assets	447,646	279,295

Property and equipment, net	48,888	28,976
Intangible assets, net	417,356	213,366
Goodwill	416,892	224,896
Investments	115,183	-
Deferred income taxes	10,651	4,959
Operating lease right-of-use assets	69,757	36,654
Other assets	20,892	26,762
	$1,547,265	$814,908

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$15,531	$2,500
Revolving credit facility	-	8,000
Accounts payable	63,387	31,412
Accrued expenses and other	134,865	56,700
Operating lease liabilities	17,023	7,719
Deferred revenue	96,824	100,406
Total current liabilities	327,630	206,737

Long-term debt, net of current	369,035	45,995
Operating lease liabilities, net of current	72,614	37,202
Deferred revenue, net of current	26,010	20,482
Deferred income taxes	16,842	4,648
Other long-term liabilities	48,281	16,589
Total liabilities	860,412	331,653

Commitments and contingencies

Stockholders' equity:
Common stock	15	11
Additional paid-in capital	1,870,256	1,747,784
Accumulated deficit	(1,178,476)	(1,267,067)
Accumulated other comprehensive (loss) income	(4,942)	2,527
Total stockholders' equity	686,853	483,255
	$1,547,265	$814,908

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$88,591	$(130,075)
Adjustments to reconcile net income (loss) to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	17,188	11,949
Amortization of intangible assets	60,910	49,225
Amortization of debt issuance costs	5,673	360
Stock-based compensation	13,899	12,601
Impairment of intangible assets and goodwill	-	164,300
Deferred income taxes	(5,305)	5,299
Gain on sale of business	(83,552)	-
Increase in fair value of investments	(30,296)	-
Reduction in deferred purchase consideration	(70)	(8,124)
Foreign currency exchange losses	2,961	1,090
Changes in operating assets and liabilities:
Accounts receivable	9,578	(3,936)
Inventory	11,842	7,776
Other operating assets	45,032	(17,849)
Accounts payable	(49,561)	(16,282)
Accrued expenses and other long-term liabilities	20,629	(18,538)
Deferred revenue	(5,955)	(2,111)
Net cash provided by operating activities	101,564	55,685

Cash flows from investing activities:
Purchases of property and equipment	(26,721)	(10,824)
Business acqusitions, net of cash acquired	(346,852)	-
Maturities of marketable securities	-	7,295
Proceeds from the sale of fixed assets	43,500	-
Net cash used in investing activities	(330,073)	(3,529)

Cash flows from financing activities:
Borrowings under revolving line of credit	615	117,000
Principal payments on revolving line of credit	(8,615)	(164,000)
Proceeds from issuance of term debt	478,500	50,000
Principal payment of debt, related party	-	(24,716)
Principal payments of term debt	(134,188)	(1,250)
Payment of deferred purchase consideration	-	(21,876)
Principal payments of finance leases	(1,258)	(913)
Payment of debt issuance costs	(14,147)	(891)
Proceeds from the sale of common stock in connection with employee stock purchase plan	-	863
Proceeds from the exercise of stock options	70	235
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,674)	(1,193)
Repurchase of common stock	-	(4,536)
Net cash provided by (used in) financing activities	319,303	(51,277)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	260	70

Net increase in cash, cash equivalents and restricted cash	91,054	949
Cash and cash equivalents, beginning of year	44,643	43,694
Cash, cash equivalents and restricted cash, end of year	$135,697	$44,643

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Stock-based compensation
Cost of revenue - product	$51	$57	$14	$174	$76
Cost of revenue - service	208	204	111	701	478
Cost of revenue	259	261	125	875	554

Research and development	804	868	539	2,968	1,898
Sales and marketing	1,177	1,189	763	4,129	3,028
General and administrative	1,492	1,651	3,020	5,927	7,121
Operating expense	3,473	3,708	4,322	13,024	12,047

Total stock-based compensation	$3,732	$3,969	$4,447	$13,899	$12,601

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2020	2020	2019
GAAP Total gross margin	59.1%	58.4%	67.8%
Stock-based compensation	0.1%	0.1%	0.1%
Acquisition-related inventory adjustment	0.0%	0.9%	0.0%
Non-GAAP Total gross margin	59.2%	59.4%	67.9%

GAAP Net income (loss)	$123,760	$6,252	$(150,363)
Acquisition-related inventory adjustment	-	2,000	-
Stock-based compensation	3,732	3,969	4,447
Amortization of acquired intangible assets	15,558	16,349	12,396
Impairment of goodwill	-	-	164,300
Litigation costs	-	-	1,767
Acquisition-, disposal- and integration-related expense	2,557	1,366	6,092
Restructuring and related expense	5,509	3,290	(49)
Gain on sale of business	(83,552)	-	-
Increase in fair value of investments	(30,296)	-	-
Tax effect of non-GAAP adjustments	(10,000)	(11,409)	(8,904)
Non-GAAP Net income	$27,268	$21,817	$29,686

Earnings (loss) per share
GAAP Diluted earnings per share or (loss) per share	$0.81	$0.04	$(1.36)
Acquisition-related inventory adjustment	-	0.01	-
Stock-based compensation	0.02	0.03	0.04
Amortization of acquired intangible assets	0.10	0.11	0.10
Impairment of goodwill	-	-	1.49
Litigation costs	-	-	0.02
Acquisition-, disposal- and integration-related expense	0.02	0.01	0.06
Restructuring and related expense	0.04	0.02	*
Gain on sale of business	(0.54)	-	-
Increase in fair value of investments	(0.20)	-	-
Tax effect of non-GAAP adjustments	(0.07)	(0.08)	(0.08)
Non-GAAP Diluted earnings per share	$0.18	$0.14	$0.27

Weighted average shares used to compute diluted earnings per share or (loss) per share
Shares used to compute GAAP diluted earnings per share or (loss) per share	153,441	151,680	110,269
Shares used to compute Non-GAAP diluted earnings per share	153,441	151,680	110,491

Adjusted EBITDA
GAAP Income (loss) from operations	$16,900	$11,917	$(148,822)
Depreciation	4,434	4,494	3,125
Amortization of acquired intangible assets	15,558	16,349	12,396
Stock-based compensation	3,732	3,969	4,447
Acquisition-related inventory adjustment	-	2,000	-
Litigation costs	-	-	1,767
Impairment of goodwill	-	-	164,300
Acquisition-, disposal- and integration-related expense	2,557	1,366	6,092
Restructuring and related expense	5,509	3,290	(49)
Non-GAAP Adjusted EBITDA	$48,690	$43,385	$43,256

*	Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2020	2019
GAAP Total gross margin	58.4%	63.0%
Stock-based compensation	0.1%	0.1%
Acquisition-related inventory adjustment	0.3%	0.0%
Non-GAAP Total gross margin	58.8%	63.1%

GAAP Net income (loss)	$88,591	$(130,075)
Acquisition-related inventory adjustment	2,000	-
Stock-based compensation	13,899	12,601
Amortization of acquired intangible assets	60,910	49,225
Impairment of goodwill	-	164,300
Litigation costs	2,101	7,734
Acquisition-, disposal- and integration-related expense	17,164	12,953
Restructuring and related expense	16,235	16,399
Gain on sale of business	(83,552)	-
Increase in fair value of investments	(30,296)	-
Reduction to deferred purchase consideration	-	(8,124)
Gain on litigation settlement	-	(63,000)
Tax effect of non-GAAP adjustments	(25,335)	(10,560)
Non-GAAP Net income	$61,717	$51,453

Earnings (loss) per share
GAAP Diluted earnings per share or (loss) per share	$0.61	$(1.19)
Acquisition-related inventory adjustment	0.01	-
Stock-based compensation	0.11	0.11
Amortization of acquired intangible assets	0.42	0.46
Impairment of goodwill	-	1.49
Litigation costs	0.01	0.07
Acquisition-, disposal- and integration-related expense	0.12	0.12
Restructuring and related expense	0.11	0.15
Gain on sale of business	(0.58)	-
Increase in fair value of investments	(0.21)	-
Reduction to deferred purchase consideration	-	(0.07)
Gain on litigation settlement	-	(0.57)
Tax effect of non-GAAP adjustments	(0.17)	(0.10)
Non-GAAP Diluted earnings per share	$0.43	$0.47

Weighted average shares used to compute diluted earnings per share or (loss) per share
Shares used to compute GAAP diluted earnings per share or (loss) per share	144,650	109,734
Shares used to compute Non-GAAP diluted earnings per share	144,650	110,271

Adjusted EBITDA
GAAP Income (loss) from operations	$1,669	$(189,460)
Depreciation	17,188	11,949
Amortization of acquired intangible assets	60,910	49,225
Stock-based compensation	13,899	12,601
Acquisition-related inventory adjustment	2,000	-
Litigation costs	2,101	7,734
Impairment of goodwill	-	164,300
Acquisition-, disposal- and integration-related expense	17,164	12,953
Restructuring and related expense	16,235	16,399
Non-GAAP Adjusted EBITDA	$131,166	$85,701

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending			Year ending
	March 31, 2021			December 31, 2021
	Range			Range
Revenue	$190	to	$200	$925	$945

Gross margin
GAAP outlook	54.8%		55.8%	54.9%	55.9%
Stock-based compensation	0.2%		0.2%	0.1%	0.1%
Non-GAAP outlook	55.0%		56.0%	55.0%	56.0%

(Loss) earnings per share **
GAAP outlook	$(0.18)		$(0.15)	$(0.03)	$0.03
Stock-based compensation	0.03		0.03	0.12	0.12
Amortization of acquired intangible assets	0.10		0.10	0.43	0.43
Acquisition-, disposal- and integration-related expense	0.01		0.01	0.02	0.02
Restructuring and related expense	0.05		0.05	0.07	0.07
Tax effect of non-GAAP adjustments	*		(0.01)	(0.12)	(0.13)
Non-GAAP outlook	$0.01		$0.03	$0.49	$0.54

Weighted average shares used to compute (loss) per share or diluted earnings per share (in thousands)
Shares used to compute GAAP loss per share or diluted earnings per share	146,000		146,000	147,000	154,000
Shares used to compute Non-GAAP diluted earnings per share	153,000		153,000	154,000	154,000

Adjusted EBITDA (in $ millions)
GAAP (loss) income from operations	$(19.9)		$(15.9)	$27.5	$37.5
Depreciation	4.2		4.2	17.4	17.4
Amortization of acquired intangible assets	15.9		15.9	66.7	66.7
Stock-based compensation	4.4		4.4	19.1	19.1
Acquisition-, disposal- and integration-related expense	1.7		1.7	3.5	3.5
Restructuring and related expense	7.7		7.7	10.8	10.8
Non-GAAP outlook	$14.0		$18.0	$145.0	$155.0

*	Less than $0.01 impact on earnings (loss) per share
**	Excludes any income (loss) related to the change in fair value of the Debentures and Warrants received as sale consideration